Exhibit 99.1

Tigo Energy Appoints Sagit Manor to Board of Directors

CAMPBELL, Calif. – December 19, 2023 – Tigo Energy, Inc. (Nasdaq: TYGO) ("Tigo" or the “Company”), a leading provider of intelligent solar and energy storage solutions, has appointed Sagit Manor as an independent director on its Board of Directors, effective January 1, 2024.

Ms. Manor is an accomplished financial operations and technology expert with more than 25 years of experience in executive roles including several at public companies. Currently, Ms. Manor serves as Chief Financial Officer for Nayax Ltd., a global commerce enablement payments and loyalty platform provider for retailers, a role in which she manages Nayax’s finances, investor relations, and cyber security, in addition to making significant contributions to Nayax’s strategic decision-making process. In September 2022, Ms. Manor led Nayax’s dual-listing process to begin trading on the Nasdaq Stock Market in addition to the Tel Aviv Stock Exchange (TASE).

Prior to Nayax, Ms. Manor served as Chief Executive Officer and Chief Financial Officer at Nyotron Information Security Ltd., a developer of cybersecurity solutions software, where she led the company through several financing rounds and a successful exit in 2021. Ms. Manor also served as Vice President of Finance & Product Chief Financial Officer for VeriFone Holdings Inc., where she managed several strategic roadmap initiatives. Ms. Manor holds a Bachelor of Arts in accounting from the College of Management Academic Studies, in Rishon LeZion, Israel.

“Sagit is a proven leader with substantial C-suite experience in the tech sector, and I am delighted to welcome her to the Tigo Board of Directors,” said Zvi Alon, chairman and CEO at Tigo Energy. “As we continue growing in the many geographies we serve and bring our programmatic approach to total quality solar wherever Tigo products are deployed, Sagit’s track record of leading global expansion will bolster aspects of both our strategy and our tactical execution. Tigo can be proud of attracting someone of Sagit’s caliber to the Board, and I look forward to leveraging her insights and leadership.”

“My excitement about joining the Tigo Board stems from the tremendous opportunity open to a company with solutions that span the residential, commercial, and utility solar segments, with an established customer base across the entire globe,” said Ms. Manor. “I’ve spent much of my career driving growth in new markets across several industries, and Tigo has the kind of global resilience that allows companies to expand and flourish even in the face of regional ups and downs. I look forward to applying my experience to help Tigo drive innovation and quality in solar energy, and to continue executing on its growth strategy.”

Tigo Energy, Inc. | 655 Campbell Technology Pkwy, Campbell, CA 95008 |1.408.402.0802 │ www.tigoenergy.com

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our expectations and intentions with respect to future operations, products and services, expansion to new markets and geographies and the benefits associated with the appointment of Sagit Manor to Tigo’s Board of Directors; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “expected,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets into which we expand or otherwise operate in; our failure to attract, hire, retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Investor Relations Contacts

Matt Glover or Tom Colton
Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc. | 655 Campbell Technology Pkwy, Campbell, CA 95008 |1.408.402.0802 │ www.tigoenergy.com